UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  02/22/2007

OLIN CORPORATION
(Exact name of registrant as specified in its charter)

Commission File Number:  1-1070

VA	13-1872319
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

190 Carondelet Plaza Suite 1530 Clayton, MO 63105
(Address of principal executive offices, including zip code)

314-480-1400
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Information to be included in the report

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(e)        On February 27, 2007, the Benefit Plan Review Committee of Olin Corporation amended the Corporation's Senior Executive Pension Plan and Supplementary and Deferral Benefit Pension Plan to conform portions of those plans to requirements of Section 409A of the Internal Revenue Code of 1986, as amended. The amendments include eliminating the discretion over the payment form of certain accelerated benefits under the plans and providing that such payments would be made in a lump sum.

Copies of the amendments are included as Exhibits 99.1 and 99.2 to this Form 8-K.

Item 5.03.    Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On February 22, 2007, the Board of Directors of Olin Corporation approved an amendment to Article II, Section 1 of the Company's Bylaws, effective April 25, 2007, to decrease the number of directors from ten to nine. A copy of the revised Bylaws, which will be effective on April 25, 2007, is attached as Exhibit 3(b).

Item 9.01.    Financial Statements and Exhibits

(d) Exhibits.        The following Exhibits are filed as part of this Report on Form 8-K:
Exhibit
Number        Description of Exhibit

3(b)        Bylaws as amended April 25, 2007.

99.1        Amendment to Olin Supplementary and Deferral Benefit Pension Plan adopted on February 27, 2007.
99.2        Amendment to Olin Senior Executive Pension Plan adopted on February 27, 2007.

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OLIN CORPORATION

Date: February 28, 2007	By:	/s/ George H. Pain
George H. Pain
Vice President, General Counsel and Secretary

Exhibit Index

Exhibit No.	Description
EX-3.(b)	Bylaws as amended April 25, 2007.
EX-99.1	Amendment to Olin Supplementary and Deferral Benefit Pension Plan adopted on February 27, 2007.
EX-99.2	Amendment to Olin Senior Executive Pension Plan adopted on February 27, 2007.